As filed with the Securities and Exchange Commission on May 25, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOMARIN PHARMACEUTICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	68-0397820
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

105 Digital Drive Novato, California	94949
(Address of Principal Executive Offices)	(Zip Code)

BioMarin Pharmaceutical Inc. 2012 Inducement Plan

(Full title of the plan)

G. Eric Davis, Esq.

Senior Vice President, General Counsel and Secretary

BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, California 94949

(Name and address of agent for service)

(415) 506-6700

(Telephone number, including area code, of agent for service)

Copy to:

Thomas Pollock, Esq.

Paul Hastings LLP

55 Second Street, 24th Floor

San Francisco, California 94105-3441

(415) 856-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	750,000 (2)	$36.95 (3)	$27,712,500 (3)	$3,175.85 (3)

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the BioMarin Pharmaceutical Inc. 2012 Inducement Plan (the “2012 Inducement Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of BioMarin Pharmaceutical Inc. Common Stock.
(2)	Represents 750,000 shares of Common Stock reserved for awards available for future grant under the 2012 Inducement Plan. Includes preferred share purchase rights, which are attached to the shares of Common Stock to be issued but do not trade separately from the shares of Common Stock until a triggering event. No additional offering price attaches to these rights.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of high and low sale prices for a share of common stock of BioMarin Pharmaceutical Inc. (BMRN) as reported on The NASDAQ Global Select Market on May 21, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Program Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428(a)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:

(a) (1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission on February 22, 2012;

(a) (2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, as filed with the Securities and Exchange Commission on April 30, 2012;

(a) (3)	The Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 23, 2012;

(a) (4)	The Registrant’s Additional Definitive Proxy Soliciting Materials on Schedule 14A, as filed with the Securities and Exchange Commission on March 29, 2012;

(a) (5)	The Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 9, 2012;

(a) (6)	The Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on February 22, 2012;

(a) (7)	The Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 9, 2012;

(a) (8)	The Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 24, 2012; and

(a) (9)	The description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form S-3ASR, as filed with the Securities and Exchange Commission on March 20, 2006.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Reference is made to the Amended and Restated Certificate of Incorporation, including the Certificate of Amendment to the Amended and Restated Certificate of Incorporation and the Certificate of Correction to the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (together, the “Certificate”), the Amended and Restated Bylaws of the Registrant (the “Bylaws”); and Section 145 of the Delaware General Corporation Law; which, among other things, and subject to certain conditions, authorize the Registrant to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Registrant to the fullest extent permitted by the Delaware General Corporation Law, against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Registrant maintains directors’ and officers’ insurance providing indemnification against certain liabilities for certain of the Registrant’s directors and officers.

The indemnification provisions in the Registrant’s Certificate and Bylaws may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Act.

Reference is made to the following documents incorporated by reference into this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein: (1) the Registrant’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2003; (2) the Registrant’s Corrected Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2005; (3) the Registrant’s Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2012; and (4) the Registrant’s Amended and Restated Bylaws, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2010.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation (1)

4.2	Corrected Certificate of Amendment of the Registrant’s Amended and Restated Certificate of Incorporation (2)

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (3)

4.4	Amended and Restated Bylaws (4)

4.5	BioMarin Pharmaceutical Inc. 2012 Inducement Plan (5)

5.1	Opinion of Paul Hastings LLP *

23.1	Consent of Paul Hastings LLP (included with 5.1) *

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm for BioMarin Pharmaceutical Inc. *

23.3	Consent of PricewaterhouseCoopers LLP, Independent Accountants for BioMarin/Genzyme LLC *

24.1	Power of Attorney (contained on the signature page)

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2003.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2005.
(3)	Incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission on February 22, 2012.
(4)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2010.
(5)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2012.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on this 25th day of May, 2012.

BIOMARIN PHARMACEUTICAL INC.

By:	/s/ Jean-Jacques Bienaimé
Jean-Jacques Bienaimé
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the Registrant, and the undersigned directors and officers of the Registrant hereby constitute and appoint Jean-Jacques Bienaimé and G. Eric Davis and each or any one of them, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file each such amendment to this Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jean-Jacques Bienaimé Jean-Jacques Bienaimé	Chief Executive Officer and Director (Principal Executive Officer)	May 25, 2012

/s/ Jeffrey H. Cooper Jeffrey H. Cooper	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 25, 2012

/s/ Brian R. Mueller Brian R. Mueller	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	May 25, 2012

/s/ Pierre Lapalme Pierre Lapalme	Chairman and Director	May 25, 2012

/s/ Kenneth Bate Kenneth Bate	Director	May 25, 2012

/s/ Michael G. Grey Michael G. Grey	Director	May 25, 2012

/s/ Elaine J. Heron Elaine J. Heron	Director	May 25, 2012

/s/ V. Bryan Lawlis V. Bryan Lawlis	Director	May 25, 2012

/s/ Alan J. Lewis Alan J. Lewis	Director	May 25, 2012

/s/ Richard A. Meier Richard A. Meier	Director	May 25, 2012

/s/ William Young William Young	Director	May 25, 2012

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation (1)

4.2	Corrected Certificate of Amendment of the Registrant’s Amended and Restated Certificate of Incorporation (2)

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (3)

4.4	Amended and Restated Bylaws (4)

4.5	BioMarin Pharmaceutical Inc. 2012 Inducement Plan (5)

5.1	Opinion of Paul Hastings LLP *

23.1	Consent of Paul Hastings LLP (included with 5.1) *

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm for BioMarin Pharmaceutical Inc. *

23.3	Consent of PricewaterhouseCoopers LLP, Independent Accountants for BioMarin/Genzyme LLC *

24.1	Power of Attorney (contained on the signature page)

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2003.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2005.
(3)	Incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission on February 22, 2012.
(4)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2010.
(5)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2012.